Exhibit 5.2

March 1, 2019

Hawaiian Electric Industries, Inc.
1001 Bishop Street, Suite 2900
Honolulu, Hawaii 96813

Re:       Registration Statement on Form S-3 for Hawaiian Electric Industries, Inc.

Ladies and Gentlemen:

We have acted as counsel to Hawaiian Electric Industries, Inc., a Hawaii corporation (the “Company”), in connection with the Registration Statement on Form S-3 (together with the exhibits thereto, the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of:

(i) shares of common stock of the Company, without par value (the “Common Stock”);

(ii) shares of preferred stock of the Company, without par value, in one or more series;

(iii) unsecured senior debt securities to be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Senior Debt Securities”), under a senior indenture (the “Senior Indenture”) proposed to be entered into by and between the Company and U.S. Bank National Association, as Trustee (the “Trustee”);

(iv) unsecured senior subordinated debt securities to be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Senior Subordinated Debt Securities”), under a senior subordinated indenture (the “Senior Subordinated Indenture”) proposed to be entered into by and between the Company and the Trustee;

(v) unsecured junior subordinated debt securities to be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (collectively with the Senior Debt Securities and the Senior Subordinated Debt Securities, the “Debt Securities”), under a junior subordinated indenture (the “Junior Subordinated Indenture” and, with the Senior Indenture and the Senior Subordinated Indenture, the “Indentures” and each, an “Indenture”) proposed to be entered into by and between the Company and the Trustee;

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March 1, 2019

(vi) contracts to purchase shares of Common Stock (the “Stock Purchase Contracts”), which may be issued pursuant to one or more stock purchase contract agreements (the “Purchase Contract Agreements” and each, a “Purchase Contract Agreement”); and

(vii) stock purchase units, representing ownership of Stock Purchase Contracts and beneficial interests in Senior Debt Securities, Senior Subordinated Debt Securities or debt obligations of third parties, including U.S. Treasury securities (“Stock Purchase Units” and, collectively with Debt Securities and Stock Purchase Contracts, the “Securities”), which may be issued pursuant to one or more Purchase Contract Agreements.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5) in connection with the Registration Statement. The Securities will be offered in amounts, at prices, and on terms to be determined at the time of sale and to be set forth in supplements (each, a “Prospectus Supplement”) to the prospectus contained in the Registration Statement (the “Prospectus”).  As used herein, “Transaction Agreements” means the Indentures and the supplemental indentures and officer’s certificates thereto, the Securities and the Purchase Contract Agreements.

As the basis for the opinions hereinafter expressed, we have examined the following documents (the “Opinion Documents”):  (a) the Registration Statement, (b) the Prospectus, (c) the form of Senior Indenture, (d) the form of Senior Subordinated Indenture, (e) the form of Junior Subordinated Indenture and (f) the form of Purchase Contract Agreement.

We have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth below.  As to factual matters, we have relied upon and assumed the truthfulness and accuracy of the representations and warranties contained in the Registration Statement and the Prospectus, and in the forms of the Indentures and the Purchase Contract Agreement.  We have not reviewed any documents other than the Opinion Documents and we have not conducted any examination of any public records, and the opinions rendered herein are limited accordingly.  The opinions expressed herein relate solely to the Opinion Documents and not to any other documents, agreements, instruments or exhibits referred to in or incorporated by reference into the Opinion Documents.

In making our examination, we have assumed: (i) that all signatures on documents we have reviewed are genuine; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the authentic original documents of all documents submitted to us as certified, conformed, or electronic or photostatic copies; (iv) that each individual signing in a representative capacity any document we have reviewed had authority to sign in such capacity; (v) that each individual signing any such document had legal capacity to do so; (vi) the truth, accuracy, and completeness of the information, representations, and warranties contained in the documents we have reviewed; (vii) that the Registration Statement, as amended to the date hereof, will not have been amended from the date hereof in a manner that would affect the validity of the opinions rendered herein; (viii) that any securities issuable upon conversion,

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March 1, 2019

exchange, redemption or exercise of any of the Securities offered pursuant to the Registration Statement will be duly authorized, created, and if applicable, reserved for issuance upon such conversion, exchange, redemption, or exercise; (ix) that the Company is incorporated and is validly existing and in good standing in its state of incorporation; (x) that any execution and delivery by the Company of, and the performance by the Company of its obligations under, a Definitive Purchase Agreement (as defined below), and the terms of any Securities issued pursuant to a Definitive Purchase Agreement, will not: (a) violate, conflict with, result in a breach of, or require any consent under, the Company’s organizational documents or applicable laws with respect to the Company, (b) violate any requirement or restriction imposed by any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body having jurisdiction over the Company or any of its assets, or (c) constitute a breach or violation of any agreement or instrument that is binding upon the Company; (xi) that the Company has the power and authority to enter into, deliver, and perform its obligations under a Definitive Purchase Agreement; (xii) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective in accordance with the Securities Act and comply with applicable law, and no stop order suspending its effectiveness will have been issued that remains in effect; (xiii) that a Prospectus Supplement will comply with applicable law and have been prepared and filed with the Commission in accordance with the Securities Act describing any Securities offered thereby at such time; (xiv) that the Securities will be offered, issued and sold in compliance with federal and state securities laws and in the manner stated in the Registration Statement and any appropriate Prospectus Supplement; (xv) that all corporate or other action required to be taken by the Company to duly authorize each proposed issuance of the Securities will have been duly completed and will remain in full force and effect; (xvi) that a definitive firm underwriting commitment, purchase, or other similar agreement (a “Definitive Purchase Agreement”) with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company; (xvii) that any such Definitive Purchase Agreement will constitute the valid and legally binding obligation of each party thereto, enforceable against each such party in accordance with its terms; (xviii) that at the time of the execution, authentication, issuance, and delivery of any Securities, any applicable Indenture (including amendments and supplements thereto) will be the valid and legally binding obligation of the Trustee and will have been duly qualified under the Trust Indenture Act of 1939, as amended; (xix) that any agent of service will have accepted appointment as agent to receive service of process and will not have resigned (and we express no opinion with respect to the irrevocability of the designation of such agent to receive service of process); and (xx) that at the time of the execution, authentication, issuance, and delivery of the Securities, any applicable Indenture will comply with law and have been duly authorized, executed, and delivered by the Company.

Based on the foregoing and on such other legal considerations as we deem relevant, and subject to the limitations, qualifications, exceptions, and assumptions set forth herein and in reliance on the statements of fact contained in the documents we have examined, we are of the opinion that:

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1.         With respect to any series of Debt Securities offered by the Company, upon (a) the terms and conditions of the offered Debt Securities and their issuance having been duly established in conformity with the terms and conditions of the applicable Indenture and in conformity with applicable law, (b) any such Indenture having been duly authorized, executed and delivered by the Company and the Trustee, and (c) such Debt Securities having been executed (in the case of certificated Debt Securities), delivered, and authenticated in accordance with the terms of such Indenture, and issued and sold in accordance with the provisions of the applicable Definitive Purchase Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

2.         With respect to any Stock Purchase Contracts offered by the Company, upon (a) the terms and conditions of the offered Stock Purchase Contracts and their issuance and sale having been duly established in conformity with the terms and conditions of the applicable Purchase Contract Agreement and in conformity with applicable law, (b) a Purchase Contract Agreement relating to the offered Stock Purchase Contracts having been duly authorized, executed and delivered by the Company and the other parties thereto, (c) the Common Stock relating to such offered Stock Purchase Contracts having been duly authorized for issuance by the Company, and (d) the offered Stock Purchase Contracts having been duly authorized, executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, such Stock Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and any applicable Definitive Purchase Agreement, will constitute valid and legally binding obligations of the Company.

3.         With respect to any Stock Purchase Units offered by the Company, upon (a) the terms and conditions of the offered Stock Purchase Units and any related Stock Purchase Contracts, Senior Debt Securities, Senior Subordinated Debt Securities or other securities and their issuance and sale having been duly established in conformity with the terms and conditions of any applicable Purchase Contract Agreement, Senior Indenture or Senior Subordinated Indenture and in conformity with applicable law, (b) a Purchase Contract Agreement relating to the offered Stock Purchase Units having been duly authorized, executed and delivered by the Company and the other parties thereto, (c) any Stock Purchase Contracts, Common Stock, Senior Debt Securities and Senior Subordinated Debt Securities relating to such offered Stock Purchase Units having been duly authorized for issuance by the Company, and (d) the offered Stock Purchase Units having been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, such Stock Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Purchase Contract Agreement and any applicable Definitive Purchase Agreement, will constitute valid and binding obligations of the Company.

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March 1, 2019

The opinions expressed herein are qualified in the following respects:

(A)       Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general equitable principles, including the concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (whether considered in a proceeding in equity or at law).

(B)       We express no opinions concerning the validity or enforceability of any provisions contained in any of the Transaction Agreements that purport to: (i) waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; (ii) allow indemnification to the extent that such provisions purport to relate to liabilities resulting from or based upon negligence, willful misconduct or any violation of federal or state securities or blue sky laws; (iii) waive the right to a jury trial or provide for the exclusive jurisdiction of any specific court; (iv) waive any stay, extension or usury laws or any unknown future rights; (v) provide for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (vi) permit, upon acceleration of any indebtedness, collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (vii) create, attach, perfect, or give priority to any lien or security interest; (viii) grant setoff rights; or (ix) make a guarantor primarily liable rather than as a surety.

(C)       We express no opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates.

(D)       Except to the extent expressly stated in the opinions contained herein, we have assumed that each Transaction Agreement constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement: (i) you will advise us in writing of the terms thereof; and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

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March 1, 2019

The opinions expressed herein are limited solely to federal laws of the United States that, in our experience, are applicable to transactions of the type contemplated by the Indentures and Stock Purchase Contracts.  For matters relating to the laws of the State of Hawaii necessary for the opinions set forth herein, we rely upon the opinion of Kurt K. Murao.  We express no opinion as to any matter other than as expressly set forth above, and no other opinion is intended to be implied or inferred herefrom.  The opinions expressed herein are given as of the date hereof and we undertake no obligation hereby and disclaim any obligation to advise you of any change in law, facts or circumstances occurring after the date hereof pertaining to any matter referred to herein.

This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact.  We understand that you have made such independent investigations of the facts as you deemed necessary, and that the determination of the extent of those investigations that are necessary has been made independent of this opinion letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Holland & Hart LLP